UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2013

HELIOS MULTI-SECTOR HIGH INCOME FUND, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32719	20-4048379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Brookfield Place 250 Vesey Street New York, New York	10281-1023
(Address of principal executive offices)	(Zip Code)

(800) 282-0429

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b)

Diana H. Hamilton resigned from the Board of Directors of Helios Multi-Sector High Income Fund, Inc., effective as of April 11, 2013.

Item 5.02(d)

On April 15, 2013, Heather Goldman was elected by the Board of Directors of Helios Multi-Sector High Income Fund, Inc. (the “Fund”) as a Class II Director. Ms. Goldman shall serve until the 2013 annual meeting of stockholders and until her successor shall be elected and qualified or until her earlier resignation or removal. Ms. Goldman is not a party to any arrangement or understanding pursuant to which she was selected as a Director. Ms. Goldman is a former employee of the Adviser of the Fund and will serve as an interested Director for two years, after which time she will be considered an independent Director.

On April 15, 2013, Edward A. Kuczmarski was nominated by the Board of Directors for election at the 2013 annual meeting of shareholders as a Class I Director of the Fund. Mr. Kuczmarksi was nominated to serve on the Fund’s Audit Committee and Nominating and Compensation Committee, to be effective upon his election as a Director by the Fund’s shareholders. Mr. Kuczmarski is not a party to any arrangement or understanding pursuant to which he was selected as a Director, nor is Mr. Kuczmarski a party to any transaction, or series of transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On April 15, 2013, Kim G. Redding was nominated by the Board of Directors for election at the 2013 annual meeting of shareholders as a Class III Director of the Fund. Mr. Redding is not a party to any arrangement or understanding pursuant to which he was selected as a Director. Mr. Redding is the President of the Fund and is Chief Executive Officer of the Adviser of the Fund and will serve as an interested Director.

Section 5 — Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 15, 2013, the Board of Directors of the Fund approved Articles Supplementary for the Fund to be subject to Section 3-804(b) and (c) of the Maryland General Corporation Law, which provides the Board with the sole power to fill vacancies, subject to election by stockholders if required by the Investment Company Act of 1940. In addition, this election provides that a director elected to fill a vacancy serves for the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

Item 8.01 Other Events.

The Board of Directors approved a change in the Fund Governance Policies and Procedures to require that disinterested directors constitute a majority of the Board. Previously, this policy required that disinterested directors constitute 75% of the Board.

Item 9.01 Financial Statements and Exhibits.

9.01(d). Exhibits.

3.1	Articles Supplementary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS MULTI-SECTOR HIGH INCOME FUND, INC.

By:	/s/ Steven M. Pires
Steven M. Pires
Treasurer

Date: April 16, 2013